Exhibit 99.1

Osiris Therapeutics Provides Update Regarding the Genzyme/Sanofi Relationship

COLUMBIA, Md. — February 9, 2012 - Osiris Therapeutics, Inc. (NASDAQ: OSIR), today provided an update on the status of the development and commercialization agreement with Genzyme, a Sanofi company.  On Wednesday, February 8, 2012, Sanofi issued a press release, which included an update on their R&D pipeline, stating that it has “discontinued” its project with Prochymal for graft versus host disease.  The statement issued by Sanofi was made without consultation with or knowledge of Osiris.  Osiris has not received any notification from Sanofi regarding the discontinuation of the agreement in place between the two companies.

“Prochymal is used to treat a particularly lethal form of pediatric graft versus host disease, and to be perfectly clear, its development and commercialization efforts will continue,” said C. Randal Mills, Ph.D., President and Chief Executive Officer.

Through its legal counsel, Osiris has advised Sanofi that Osiris is treating these public statements as Sanofi’s election to terminate the agreement.  The agreement provides that in this instance all rights to Prochymal revert back to Osiris without compensation to Sanofi, and Osiris is free to commercialize or enter into commercialization agreements for Prochymal with other parties without restriction.

About Osiris Therapeutics

Osiris Therapeutics, Inc. is the leading stem cell company focused on developing and marketing products to treat medical conditions in inflammatory and cardiovascular disease areas and wound healing.  Osiris currently markets and sells Grafix and Ovation for tissue repair.  The company’s pipeline of internally developed biologic drug candidates under evaluation includes Prochymal for inflammatory, autoimmune and cardiovascular indications, as well as Chondrogen for arthritis in the knee. Osiris is a fully integrated company, with capabilities in research, development, manufacturing and distribution of stem cell products. Osiris has developed an extensive intellectual property portfolio to protect the company’s technology, including 46 U.S. and 144 foreign patents.

Osiris, Prochymal, Grafix and Ovation are registered trademarks of Osiris Therapeutics, Inc.  More information can be found on the company’s website, www.Osiris.com. (OSIR-G)

Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.  Examples of forward-looking statements include, but are not limited to, statements regarding the following: our product development efforts; our clinical trials and anticipated regulatory requirements and the ability to successfully navigate these requirements; the success of our product candidates in development; status of the regulatory process for our biologic drug candidates; implementation of our corporate strategy; our financial performance; our product research and development activities and projected expenditures, including our anticipated timeline and clinical strategy for Prochymal, Chondrogen and our other MSC and biologic drug candidates; our cash needs; patents and proprietary rights; the safety and ability of our potential products to treat disease and the results of our scientific research; our plans for sales and marketing; our plans regarding our facilities; types of regulatory frameworks we expect will be applicable to our

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potential products; and results of our scientific research. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K and other Periodic Reports filed on Form 10-Q, with the United States Securities and Exchange Commission.  Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Erica Elchin

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com